UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd,Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ETHZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 is hereby incorporated into this Item 3.03 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As discussed in greater detail in Item 5.07 of the Current Report on Form 8-K filed by ETHZilla Corporation (the “Company,” “we,” “our,” or “us”) with the Securities and Exchange Commission on July 24, 2025, on July 24, 2025, at the 2025 Annual Meeting of the Stockholders (the “Annual Meeting”), of the Company, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-forty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to July 24, 2026 (the “Stockholder Authority”).

The Company’s Board of Directors (the “Board”), with the Stockholder Authority, subsequently approved an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split is more fully described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2025.

On October 14, 2025, we filed a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Pursuant to the Certificate of Amendment, the Reverse Stock Split will be effective on October 20, 2025 at 12:01 a.m. Eastern Time (the “Effective Time”). The shares of the Company’s common stock are expected to begin trading on The Nasdaq Capital Market (“NASDAQ”) on a post-split basis on October 20, 2025, with new CUSIP number: 68236V401. No change was made to the trading symbol for the Company’s shares of common stock or public warrants, “ETHZ” and “EHTZW”, respectively, in connection with the Reverse Stock Split.

At the Effective Time, every ten (10) shares of issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock, and the total outstanding shares of common stock will be reduced from approximately 160 million to approximately 16 million. The Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split, to the extent applicable.

Because the Certificate of Amendment will not reduce the number of authorized shares of our common stock, the effect of the Reverse Stock Split will be to increase the number of shares of our common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will not alter the par value of our common stock or modify any voting rights or other terms of our common stock.

No fractional shares will be issued in connection with the reverse split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive cash in lieu of such fractional share, based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the Nasdaq Capital Market.

Each certificate that immediately prior to the Effective Time represented shares of our common stock (“Old Certificates”) shall thereafter represent that number of shares of our common stock into which the shares of our common stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above. Unless otherwise requested by the stockholder, Continental will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers.

In addition, the number of shares of common stock issuable upon exercise of our stock options and other equity awards (including shares reserved for issuance under the Company’s equity compensation plans) were proportionately adjusted by the applicable administrator, using the 1-for-10 ratio, and rounded down to the nearest whole share, to be effective at the Effective Time, pursuant to the terms of the Company’s equity plans. The conversion rates of our preferred stock (of which none are outstanding) will also be adjusted in a ratio of 1-for-10. The number of shares issuable upon exercise of our outstanding warrants to purchase shares of common stock outstanding at the Effective Time will also be equitably adjusted pursuant to the terms of such securities in connection with the 1-for-10 Reverse Stock Split. In addition, the exercise price for each outstanding stock option and warrant will be increased in inverse proportion to the 1-for-10 split ratio such that upon an exercise, the aggregate exercise price payable by the optionee or warrant holder to the Company for the shares subject to the option or warrant will remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split, subject to the terms of such securities.

Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split as part of its effort to expand its engagement with the institutional investor community. The Reverse Stock Split is intended to provide these investors and large financial institutions with access to collateral and margin availability associated with stock prices greater than $10.00. Many large mutual funds have minimum stock price threshold limitations regardless of market cap or enterprise value. The Reverse Stock Split is not related to any exchange listing requirements.

Item 8.01. Other Events

On October 15, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

The information provided in Item 5.03 is hereby incorporated by reference.

The Company has registration statements on Form S-3ASR (File Nos. 333-289772, 333-289773, 333-289811 and 333-290730), Form S-3 (File Nos. 333-288194, 333-287150, and 333-259209), Form S-1 (333-283265, 333-276796, and 333-272749) and Form S-8 (File Nos. 333-259918, 333-266716, File No. 333-274276, 333-278772, 333-284533 and 333-288934) on file with the Commission. Commission regulations permit the Company to incorporate by reference future filings made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3, Form S-1 or Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act, the amount of undistributed shares of common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on October 14, 2025
99.1	Press release dated October 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

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